EXHIBIT 99.1

FOR IMMEDIATE RELEASE

First National Community Bancorp, Inc. Declares Payment of Cash Dividend

Dunmore, Pa., January 29, 2016—First National Community Bancorp, Inc. (OTCQX:FNCB) announced that its Board of Directors has declared a first quarter dividend of $0.02 per share on its common stock, payable March 15, 2016 to shareholders of record March 1, 2016. The dividend represents a 1.53% annualized yield based on the closing price of the Company’s common stock on December 31, 2015.

“This is a proud day for our Company, our Board of Directors and our employees," said First National Community Bank President & CEO Steven R. Tokach. "As we enter 2016, our Company has rejoined the family of public companies who are able to share financial success with shareholders through cash dividends," Tokach said. "We thank our shareholders for their patience and confidence and our Board of Directors, officers and employees for their sacrifice, discipline and commitment. We now intend to change our focus from restoring our bank to developing and implementing strategies to more effectively and competitively serve our customers and communities, grow our business and enhance shareholder value," concluded Tokach.

About First National Community Bancorp, Inc.:

First National Community Bancorp, Inc. is the bank holding company of First National Community Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Northeastern Pennsylvania through its 19 branch offices. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and has been operating under its current name since 1988. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

First National Community Bank

(570) 348-6419

james.bone@fncb.com

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s intention to pay quarterly cash dividends, return capital to shareholders, beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements, including statements relating to payment of future cash dividends. The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: our results of operations; cash balances and future cash requirements; financial condition; applicable statutory and regulatory requirements; compliance with the terms of existing and future indebtedness; the strength of the United States economy in general and the strength of the local economies in the Company’s markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of the Company to compete with other institutions for business; the composition and concentrations of the Company’s lending risk and the adequacy of the Company’s reserves to manage those risks; the valuation of the Company’s investment securities; the ability of the Company to pay dividends or repurchase common shares; the ability of the Company to retain key personnel; the impact of any pending or threatened litigation against the Company; the marketability of shares of the Company and fluctuations in the value of the Company’s share price; the impact of the Company’s ability to comply with its regulatory agreements and orders; the effectiveness of the Company’s system of internal controls; the ability of the Company to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon the Company’s information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of the Company at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in the Company’s filings with the SEC.

The Company cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that the Company periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2014.